Exhibit 99.1

News Release

Contact:	David Amy, EVP & CFO
Lucy Rutishauser, VP Corporate Finance & Treasurer
(410) 568-1500

Sinclair Broadcast Group Announces Public Offering of Class A Common Stock

BALTIMORE (April 29, 2013) — Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) announced today that it has commenced an underwritten public offering of 14.0 million primary shares of Class A common stock.  Certain selling stockholders also intend to grant the underwriters a 30-day option to purchase up to an additional 2.1 million shares of Class A common stock on the same terms and conditions.  The net proceeds are intended to fund pending and future potential acquisitions and for general corporate purposes.

Wells Fargo Securities and J.P. Morgan are acting as joint book-running managers for the offering.  Deutsche Bank, RBC Capital Markets, and SunTrust Robinson Humphrey will act as co-managers of the offering.

The Class A shares are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”).  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The offering of these securities will be made only by means of the prospectus supplement and the related prospectus.  A copy of the filings may be obtained for free by visiting the SEC’s website at www.sec.gov.  When available, copies of the prospectus supplement and related prospectus for this offering may be obtained from Wells Fargo Securities and JP Morgan. Any requests can be made by contacting Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by telephone at 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com, or J.P. Morgan Securities LLC, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 1-866-803-9204.

Sinclair Broadcast Group, Inc. is one of the largest and most diversified television broadcasting companies in the country.  Including pending acquisitions, the Company, will own and operate, program or provide sales services to 134 primary television stations in 69 markets.  Sinclair’s television group will reach approximately 34% of U.S. television households and will include FOX, ABC, CBS, NBC, MNT, CW, Univision, Azetca and independent affiliates.  The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements regarding, among other things, future operating results.  When used, the words “outlook,” “intends to,” believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those set forth in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, our ability to price and close the equity offering, our ability to obtain the necessary approvals to close our pending acquisitions, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as its comes due, our ability to integrate acquired businesses and maximize operating synergies, our ability to implement our new small market strategy, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission.  There can be no assurance that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to update such forward-looking statements in the future except as required by law.

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